Exhibit 23  --  Consent of Experts


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                     330 E. Warm Springs
                                                    Las Vegas, NV  89119
                                                            702.528.1984
                                                     425.928.2877 (efax)


October 18, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of October 18, 2001, on the Financial Statements of EClic, Inc. for the nine months ending September 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

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See accompanying notes to financial statements.